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                                                                   Exhibit 10.17
                             SHAREHOLDER AGREEMENT

     AGREEMENT made as of this 1st day of December, 1993 by and among NewSub Services, Inc., a Connecticut corporation (the "Corporation"), Jay Walker ("Walker"), Michael Loeb ("Loeb"), Joseph Hanson ("Hanson"), John Veronis ("Veronis"), John Suhler ("Suhler") Lawrence Crutcher ("Crutcher") and Margaret Bates ("Bates").

     WHEREAS, the Shareholders (as hereinafter defined) together own all of the outstanding shares of capital stock of the Corporation, holding shares respectively as follows:


     Jay Walker         -     1000 shares of voting common stock

     Michael Loeb       -     1000 shares of voting common stock

     Joseph Hanson      -     110 shares of non-voting common stock

     John Veronis       -     27 shares of non-voting common stock

     John Suhler        -     27 shares of non-voting common stock.

     Lawrence Crutcher  -     23 shares of non-voting common stock.

     Margaret Bates     -     11 shares of non-voting common stock


     WHEREAS, the Corporation and the Shareholders wish to enter into an agreement imposing certain restrictions on the transfer of each Shareholder's shares and setting forth certain agreements to provide for the continuity of the Corporation and its management and business;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1.   Definition.  In addition to the terms defined elsewhere herein, when
          ----------
used herein the following terms shall have the meanings indicated:

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          (a)  Affiliate shall mean, with respect to any Shareholder, (i) any
               ---------
Person who, directly or indirectly, is in control of, is controlled by or is under common control with, the Shareholder, and (ii) any Person who is a director or officer of the Shareholder or of any Person described in clause (i) above.

          (b)  Family Member shall mean, as to any natural Person, a parent,
               -------------
child, descendant, spouse or sibling of the Person, the spouse of any of the foregoing, or the estate, any guardian, custodian or conservator of the Person or any of the foregoing, or a trust of which there are and continue to be, during the term of this Agreement, no principal beneficiaries other than the foregoing.

          (c)  1933 Act shall mean the Securities Act of 1933, as amended.
               --------

          (d)  Permitted Transferee shall mean any Person to whom any Shares are
               --------------------
transferred in accordance with and subject to the terms of this Agreement.

          (e)  Person shall mean a natural person, corporation, limited
               ------
partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

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          (f)  Insider Group shall mean Walker and Loeb collectively and shall
               -------------
include any Person who, after the date hereof, acquires shares as a Permitted Transferee of any of the foregoing Persons (or of any subsequent Permitted Transferees) in accordance with and subject to the terms of this Agreement.

          (g)  Investor Group shall mean Joseph Hanson, John Veronis, John
               --------------
Suhler, Lawrence Crutcher and Margaret Bates collectively and shall include any Person who, after the date hereof, acquires shares as a Permitted Transferee of any of the foregoing Persons (or of any subsequent Permitted Transferees) in accordance with and subject to the terms of this Agreement.

          (h)  Sell or Transfer, as to any Shares, shall mean to sell, or in any
               ----    --------
other way, directly or indirectly, transfer, assign, exchange, donate, make a gift of, distribute, pledge, hypothecate, transfer voting rights with respect to, encumber or otherwise dispose of, either, voluntarily or involuntarily, or the act of making any such sale, transfer, assignment, exchange, donation, gift, distribution, pledge, hypothecation, encumbrance or other disposition.

          (i)  Shares shall mean all of the shares of capital stock of the
               ------
Corporation currently owned by the Shareholders, shares of capital stock of the Corporation owned by persons who become shareholders after the date of this Agreement, any shares of capital stock acquired in exchange for Shares as a result of mergers, recapitalizations, consolidations or otherwise, any additional Shares issued or

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distributed by the Corporation by reason of stock dividends, increases in outstanding shares, additional issuances or otherwise and any options, warrants or rights to purchase any of the foregoing. If the Corporation merges with or into another Person, the shares of the Investor Group shall be converted into shares of stock or other securities of the surviving corporation on the same basis as all other equity interests in the Corporation except that the stock or other securities of the surviving corporation issued and issuable to the Investor Group shall have no voting rights.

          (j) Shareholders shall mean, collectively, Walker, Loeb and the
              ------------
members of the Investor Group and shall include any Person who, after the date hereof, acquires Shares as a Permitted Transferee of any of the foregoing Persons (or of any subsequent Permitted Transferee) in accordance with and subject to the terms of this Agreement.

     2.   Restrictions on Transfer.  (a) Each member of the Investor Group
          ------------------------
agrees not to Transfer Shares except as permitted under and in accordance with the terms of this Agreement, without the prior written consent of the holders of a majority of the Shares owned by the Insider Group, which consent may be given or withheld in their sole discretion. No noncomplying Transfer or purported Transfer (an "Ineffectual Transfer") pursuant to which any person shall attempt to acquire any right, title or interest in any

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Shares other than in accordance with the provisions of this Agreement, shall be recognized by the Corporation. An Ineffectual Transfer shall be null and void and shall not be recorded as a transfer on the stock transfer records of the Corporation. Notwithstanding the occurrence of any attempted Ineffectual Transfer, the purported transferor of Shares shall continue to be entitled, so long as he shall remain the owner of such Shares, to any and all existing rights and privileges of a Shareholder to which he is otherwise entitled, and subject to all obligations of a Shareholder, with respect to such Shares.

          (b) The provisions of this Section shall apply to any Permitted Transferee (or subsequent Permitted Transferee) of any member of the Investor Group as and to the extent it applies to the members of the Investor Group.

     3.   Take-Along Rights.  If the members of the Insider Group intend to
          -----------------
Transfer all of their Shares to an independent third party, then at the request of the Insider Group the Investor Group shall sell to such independent third party all of the Shares held by the Investor Group at the same price per Share and upon the same other terms and conditions applicable to the sale by the Insider Group. The term "price per share" set forth in the preceding sentence shall be deemed to include any form of payment, compensation or financial benefit payable directly or indirectly to a Shareholder in consideration for or in connection with a Transfer of Shares, provided, however, that

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payment of reasonable compensation for services to be actually rendered after the sale shall not be included.

     4.   Come-Along Rights.  The Insider Group shall not Transfer any Shares
          -----------------
unless the transferee also offers to purchase the same proportionate part of the Shares held by the Investor Group as the Insider Group proposes to sell of the Shares held by them at the same time, at the same price per share and upon the same other terms and conditions applicable to the sale by the Insider Group.
The term "price per share" set forth in the preceding sentence shall be deemed to include any form of payment, compensation or financial benefit payable directly or indirectly to a Shareholder in consideration for or in connection with a Transfer of Shares, provided, however, that payment of reasonable compensation for services to be actually rendered after the sale shall not be included.

     5.   Insider Group Option to Purchase Shares Upon Death of Member of
          ---------------------------------------------------------------
Investor Group.
--------------

          (a) Upon the death of a member of the Investor Group (the "Deceased Shareholder"), the Insider Group (the "Surviving Shareholder(s)"), individually and collectively, shall have the option to purchase all, but not less than all, of the Shares of the Deceased Shareholder. The purchase price shall be the Purchase Price as hereinafter defined.

          (b) Each Surviving Shareholder shall notify the legal representative of the Deceased Shareholder as to whether he intends to exercise the option as soon as

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possible, but in no event later than thirty (30) days after notice of the
Deceased Shareholder's death. If more than one Surviving Shareholder elects to exercise his option, the Shares of the Deceased Shareholder shall be allocated between or among them in proportion to the number of Shares owned by each Surviving Shareholder exercising his option, unless they otherwise agree and notify the Deceased Shareholder's legal representative within ten (10) days after notification by the Deceased Shareholder's legal representative of the number of Surviving Shareholders who exercised their options under this Section. The closing of the sale shall take place within ninety (90) days after determination of the Purchase Price.

          (c) At the closing of the transfer of the Deceased Shareholder's Shares, the legal representative of the Deceased Shareholder shall deliver the certificates or other documents evidencing the Deceased Shareholder's Shares to the purchaser, duly endorsed for transfer. The purchaser(s) of the Deceased Shareholder's Shares shall thereupon pay the Purchase Price therefor in accordance with paragraph (d) below.

          (d) Payment of the purchase price for the Deceased Shareholder's Shares shall be paid at the closing by certified or bank check or by wire transfer of immediately available funds.

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     6.   Mandatory Purchase By Corporation Upon Death.
          --------------------------------------------

          (a) To the extent that a Deceased Shareholder's Shares are not purchased by the Surviving Shareholders upon his death the Corporation shall purchase, and the legal representative of the Deceased Shareholder shall sell, all of the Shares of the Deceased Shareholder. The purchase price shall be the Purchase Price as hereinafter defined.

          (b) The closing shall occur and the Purchase Price shall be delivered to the Deceased Shareholder's designated beneficiary, or, in the absence of such designation, to his legal representative, within ninety days after determination of the Purchase Price. If the aggregate Purchase Price of the Deceased Shareholder's Shares, including the Purchase Price of such Shares purchased by the Surviving Shareholders, is less than $200,000, then the Purchase Price shall be paid by certified or bank check or by wire transfer of immediately available funds. The Corporation may deliver to the Deceased Shareholder's beneficiary or representative a promissory note for the portion of the Purchase Price that exceeds $200,000. The promissory note shall provide for payment of the unpaid principal balance of the Purchase Price in a series of equal quarterly installments over a period not to exceed two years, shall provide for quarterly payments of interest on the unpaid balance at an annual rate equal to the prime rate of Citibank, N.A. or its successor as in effect from time to time and shall allow for full or partial prepayment at any time without penalty.

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          (c) Upon delivery by the Corporation of the Purchase Price in cash or by the downpayment and promissory note described above, a duly authorized representative of the Deceased Shareholder shall deliver to the Corporation the stock certificates or other documents evidencing the Deceased Shareholder's Shares, properly endorsed for transfer.

     7.   Valuation of Shares.  The "Purchase Price" with respect to any Shares
          -------------------
for purposes of this Agreement shall be the fair market value of the Shares as determined by the Purchaser(s) and Seller(s) of Shares in the following manner. If the Purchaser(s) and Seller(s) of Shares cannot agree on such fair market value within twenty (20) days, then they shall commission the appraisal of the Shares by a recognized, independent appraiser, whose conclusions shall be submitted within thirty (30) days of the date on which the appraiser is hired. The appraiser's valuation shall be based upon market conditions in the industry in which the Corporation operates and upon criteria generally employed in valuing corporations in such industry. The cost of such appraisal shall be borne equally by the Purchaser(s) and Seller(s) of Shares. The Purchaser(s) and Seller(s) of Shares must agree on an acceptable appraiser within ten (10) days of the expiration of the aforementioned twenty (20) day period. If no agreement on an appraiser can be reached,

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then the existing independent accountant of the Corporation will select a recognized, independent appraiser.

     The determination of value made in accordance with the preceding provisions shall be binding upon the Corporation, the Shareholders, their respective successors, assigns, heirs and legal representatives, and all persons having or claiming an interest in the subject Shares.

     8.   Covenant Not to Disclose.  Each Shareholder acknowledges and agrees
          ------------------------
that much of the information, documents, files and other papers concerning the products, business, operations, financial affairs, or condition of the Corporation are strictly confidential, including but not limited to, financial statements, customer lists, training manuals, marketing methods, pricing structures, technical data, process information and know-how (the "Confidential Information"). Each Shareholder covenants and agrees that he will not at any time divulge, make known to any person, or use, in each case for his own personal benefit, any of the Confidential Information, whether or not made known to such shareholder by reason of his being a shareholder, director, officer or employee of the corporation, except (i) as reasonably necessary to conduct the business of the Corporation, (ii) as required by law, regulation or legal process or (iii) to third parties who have executed and delivered to the Corporation a non-disclosure agreement, in form and substance satisfactory to the Corporation.

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     All materials, records, and documents developed or owned by the
Corporation, whether embodied in electronic media or in written form, shall be the sole property of the Corporation and upon the request of the Corporation, each Shareholder shall promptly deliver to the Corporation such materials, records and documents or copies thereof as are then maintained by him or otherwise under his control, and shall retain no copies thereof or alternatively the Shareholder may provide an affidavit attesting that all such materials, records and documents, or copies thereof, have been destroyed. In the event of a legal dispute between a Shareholder and the Corporation the Confidential Information in the possession of the Shareholder which is relevant to such dispute shall, in lieu of being returned or destroyed, be placed in escrow with the Shareholder's attorney, to-be held subject to the terms of this Agreement.

     The obligations of a Shareholder under this Section shall be binding on a Shareholder even after he ceases to be a shareholder of the Corporation and shall survive termination of this Agreement.

     9.   Exempt Transactions.  Section 4 of this Agreement shall not apply to
          -------------------
the Transfer of Shares by Walker and Loeb to their respective Family Members, between Walker and Loeb, between their respective Family Members or between such Family Members and Walker and Loeb.

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     10.  Investor Group Put Option.  In the event of a material disagreement
          -------------------------
between a member of the Investor Group and the Corporation as to the conduct of the Corporation's business, the sole and exclusive remedy shall be that each member of the Investor Group who did not approve the issue resulting in the material business disagreement (the "Major Issue") shall have the right and option, exercisable by delivery of a Put Notice, to Walker and Loeb, to sell to the Corporation, and the Corporation shall purchase, within one hundred twenty
(120) days after receipt of such Put Notice, at the Purchase Price, all of such member's Shares. The Put Notice must be given within ten (10) days of the date on which the member of the Investor Group obtained knowledge of such Major Issue. Upon the election of the holders of a majority of the Shares owned by the Insider Group, the Corporation may assign its right to purchase such Shares to Walker and Loeb. If the Purchase Price of the member's Shares is less than $100,000, then the Purchase Price shall be paid by certified or bank check or by wire transfer of immediately available funds. The purchaser may deliver to the member the purchaser's promissory note for the portion of the Purchase Price that exceeds $100,000. The promissory note shall provide for payment of the unpaid principal balance of the Purchase Price at the rate of $100,000 per year (or lesser remaining balance) and shall provide for quarterly

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payments of interest on the unpaid balance at an annual rate equal to the prime rate of Citibank, N.A. or its successor as in effect from time to time and shall allow for full or partial prepayment at any time without penalty. The note will be secured by a security agreement granting the holder a security interest in the assets of the Corporation, which security interest will be expressly subordinate to any bank financing which may be provided to the Corporation.

     11.  Election to be Taxed as a "Small Business" Corporation.
          ------------------------------------------------------

          (a) The parties agree that the Corporation shall elect to be taxed as a "small business corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), or such other provision of law now or hereafter applicable to such election, and under any corresponding state law. The parties shall cause the Corporation to execute the necessary forms for exercising such elections, shall execute the necessary stockholder's consents, and shall authorize the filing of such elections and consents. All other action deemed necessary or advisable to perfect such elections shall be taken and is hereby authorized. The parties further agree to continue such elections unless they unanimously agree otherwise. None of the parties, without the consent of all the others, shall take any action or make any Transfer of Shares which will result in the termination or revocation of such elections, and each shall take such action as may be

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required to continue such elections from year to year.  Any purported Transfer not in compliance with the preceding sentence shall be deemed an Ineffectual Transfer as provided in Section 2(a) of this Agreement. Any proposed Transfer shall only be effective and recognized by the Corporation if the proposed transferee provides the Corporation with a written opinion of legal counsel, who shall be satisfactory to the Corporation and its counsel, such opinion to be in form and substance satisfactory to the Corporation and its counsel, to the effect that the proposed Transfer may be effected without resulting in the termination or revocation of such elections.

          (b) In the event that a Shareholder's ownership interest in the Corporation is terminated, in any manner or for any reason whatsoever, during a taxable year in which the Corporation is an S corporation, the remaining Shareholder(s) shall have the right to make an election, under Section 1377(a) of the Code, to close such taxable year, effective as of the date of such termination, for the purpose of allocating income (or loss) to the Corporation's shareholders for such taxable year. In the event of such an election, the terminating Shareholder shall execute and deliver such documents and instruments as may be necessary to effect such election in accordance with applicable provisions of the Code.

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          (c) The parties agree that so long as the Corporation is a Subchapter
S corporation, the Corporation shall distribute to the Shareholders on each April 1, June 1, September 1 and December 15 a cash dividend equal to one quarter of the amount of the Corporation's estimated net income for federal income tax purposes for the current year multiplied by the highest federal marginal income tax rate plus the highest marginal state and local income tax rate of the state and locality in which any Shareholder resides, provided that if the Shareholders of the Corporation reside in different states, the Corporation will pay to each Shareholder a dividend calculated using the highest total state and local rate of any Shareholder, the per share dividend for all Shareholders being identical. Commencing with the year 1993, the Corporation agrees not to pay Walker and Loeb (including their respective Family Members, if any), annual salary, bonus and other compensation in excess of $250,000 each, subject to annual increase equal to any increase in the CPI-W (U.S. City Average, All Items) published by the U.S. Department of Labor. The Corporation further agrees that the expenses of Walker and Loeb shall be reasonable, given the Corporation's size, and shall not include any excessive perks or hidden compensation. If Walker and Loeb receive any such excessive compensation or perks, the amounts of such excess shall be considered as a distribution to Shareholders and the members of the Investor Group shall be entitled to their proportionate share of

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such distribution.  The Corporation shall not make any distribution provided for in this Section 12(c) if (i) such a distribution will, in the good faith judgment of the Board of Directors, result in a breach of, or constitute a default under, any applicable law or regulation, or any order, writ injunction or decree of any court or governmental authority, or any agreement or instrument entered into in accordance with the terms of this Shareholder Agreement or (ii) the holders of all of the Shares agree otherwise.

     12.  Financial Information.  The Corporation shall provide the Shareholders
          ---------------------
with quarterly internally prepared operating results unless the Shareholders request such information more frequently in which case the Corporation shall provide such information upon request but, in any event, no more frequently than monthly. In addition, the Corporation shall notify the Shareholders of any materially adverse development which could, in the reasonable judgment of the Corporation's board, lead to the institution of any bankruptcy proceeding by or against the Corporation as a debtor.

     13.  Maintenance of Shareholders' Interests.  The Corporation hereby grants
          --------------------------------------
to each Shareholder the right to maintain its equity interest in the Corporation as follows:

          (a) Except with respect to any options, rights or warrants to acquire shares of Common Stock issued to employees of the Corporation as incentive

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compensation ("Employee Stock Options") and the shares of Common Stock issuable upon the exercise thereof, not less than fifteen (15) nor more than sixty (60) days prior to any issuance (whether or not for consideration) or sale of any shares of Common Stock or any security convertible into shares of Common Stock or any option, right, warrant or similar instrument to acquire shares of Common Stock or any security convertible into shares of Common Stock (hereinafter referred to as "Equity Securities"), the Corporation shall notify each Shareholder thereof in writing, which notice shall specify the kind and amount of Equity Securities that the Corporation intends to issue or sell and contain a detailed description of the terms of the proposed issuance or sale (including the proposed issuance or sale price, if any), and shall offer to each Shareholder the opportunity to acquire such number of such Equity Securities as shall allow such Shareholder, immediately following the issuance or sale of all such Equity Securities, to be the beneficial owner, in the aggregate, of such Shareholder's Proportionate Share Interest (as hereinafter defined). For the purposes hereof, a "Shareholder's Proportionate Share Interest" shall mean such number of share of Common Stock as shall constitute the percentage of all outstanding shares of Common Stock beneficially owned by such Shareholder immediately prior to the issuance or sale referred to in the immediately

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preceding sentence.  For the purpose of computing a Shareholder's Proportionate
Share Interest, the following shall be assumed: (i) the complete conversion of any convertible securities of the Corporation; (ii) the exercise and/or purchase of all shares of Common Stock purchasable pursuant to all options, rights, warrants or similar instruments relating to shares of Common Stock (excluding Employee Stock options); and (iii) that, prior to the assumed conversion of the convertible securities referred to in clause (i) above and the assumed exercise and/or purchase of shares pursuant to the options, rights, warrants and similar instruments referred to in clause (ii) above, any adjustments in the number of shares of Common Stock issuable pursuant thereto that, by the terms of such convertible securities, options, rights, warrants or similar instruments would result from the issuance or sale referred to in the first sentence of this
Section 13(a) have been made. The per share or equivalent price, if any, payable by each Shareholder, and all other terms and conditions of the offer to each Shareholder, shall be identical to that offered to the other parties in connection with such issuance or sale; provided, however, that if the purchase
                                       --------  -------
price is to be paid by other parties in kind or is for any other reason of a type of consideration which the Shareholders cannot readily deliver, each Shareholder shall nevertheless be entitled to pay the purchase price in cash, such price to be an amount equal to the monetary equivalent value to the Corporation of such consideration in kind

                                      -18-
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or other consideration which such Shareholder cannot readily deliver, as determined in good faith by the Board of Directors of the Corporation; and provided, further, that any Equity Securities issued to a member of the Investor
--------  -------
Group shall be non-voting. Each Shareholder shall have a period of fifteen (15) days following the Corporation's notice to such Shareholder pursuant to this Section within which such Shareholder may elect to purchase the Equity Securities offered to such Shareholder pursuant to this Section 13(a). Such election may be for all or part of the Equity Securities offered to such Shareholder, may be conditioned on such Shareholder and the Corporation obtaining any requisite governmental approvals, consents or certificates (which such Shareholder and the Corporation shall each covenant to use its best efforts to obtain as promptly as is practicable) and shall be made by written notice to the Corporation within such fifteen (15) day period. The closing of the purchase by each purchasing Shareholder of any Equity Securities pursuant to this Section shall occur at the time and location of the closing of the issuance or sale of Equity Securities which gave rise to such Shareholder's rights under this Section.

          (b) Notwithstanding anything to the contrary contained in Section 13(a) hereof, in the event that the Corporation shall issue or sell, in the aggregate, less than the number of Equity Securities referred to in the Corporation's notice to the

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Shareholders pursuant to Section 13(a) hereof, the number of Equity Securities to be purchased from the Corporation by each purchasing Shareholder at the closing referred to therein shall be proportionately reduced.

          (c) If any Shareholder shall not elect to purchase all of the Equity Securities offered to it pursuant to Section 13(a) hereof, then the Corporation shall, during a period of sixty (60) days following such Shareholder's notice of the Corporation pursuant to Section 13(a) hereof, have the right to sell the number of Equity Securities that such Shareholder has not elected to purchase pursuant to this Section 13 free and clear of the restrictions of Section 13(a) hereof at a price and upon other terms and conditions no more favorable to a purchaser than were offered to such Shareholder pursuant to Section 13(a) hereof. At the expiration of such sixty (60) day period, any issuance or sale of such Equity Securities shall again be subject to the rights granted to the Shareholders pursuant to Section 13(a) hereof.

     14.  Endorsement of Stock Certificates.  Each certificate for Shares issued
          ---------------------------------
by the Corporation shall bear an endorsement on its front or back substantially as follows:

     "The shares represented by this certificate ( the "Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and the Shares may not be sold or offered for sale in the absence of an effective registration statement under the Act and any applicable state securities laws or an available exemption from the registration requirements of the Act and any applicable state securities laws. In addition, the Shares are issued, accepted and held subject to and transferable only in accordance with the provisions of the Shareholder Agreement, dated as of December 1, 1993, by and among the Corporation and its Shareholders, a copy of which Shareholder Agreement is on file in the office of the Corporation."

     15.  Failure to Deliver Certificates.  In the event that a Shareholder is
          -------------------------------
required by the provisions of this Agreement to sell his Shares to the Corporation or to another party and such Shareholder fails to deliver the certificates representing such Shares, duly endorsed for transfer, upon tender by the Corporation or such other party of the purchase price therefor, the Corporation shall have the right to transfer such Shares on the stock transfer records of the Corporation and to treat such Shares as if the stock certificates had been delivered by the Shareholder. In such event, the Shareholder shall be deemed to have no ownership interest in, or any rights with respect to, such Shares as of the date the Corporation transfers such Shares on its stock transfer records.

     16.  Termination.  This Agreement shall terminate upon the occurrence of
          -----------
any of the following:

          (a) the agreement of the Shareholders holding at least ninety-seven percent (97%) of the outstanding Shares; or

          (b) the bankruptcy, receivership or dissolution of the Corporation.

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

     Nothing contained in this Section shall affect or impair any rights or obligations arising prior to or at the time of termination of this Agreement.

     17.  Miscellaneous.
          -------------

          (a) Successor Shareholders Must Sign.  Under no circumstances may any
              --------------------------------
Shares be sold, transferred or otherwise disposed of to any person who, if he is not already a Shareholder, has not executed and delivered to the Shareholders and the Corporation a written agreement to be bound by the terms of this Agreement and any transferee or recipient of Shares shall be subject to the same restrictions under this Agreement as were applicable to the original transferor of Shares.

          (b) Entire Agreement.  This Agreement constitutes the entire
              ----------------
understanding among the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter including, without limitation, Section 3 of the letter agreement dated January 1, 1993 among the Corporation, Walker, Loeb and Hanson and the letter agreement dated November 1, 1992 among the Corporation, Walker, Loeb and Veronis, Suhler & Associates, Inc. No modification, discharge or waiver, in whole or in part, of any of the provisions of this Agreement shall be valid unless in writing and signed by the parties.

          (c) Headings.  The section headings in this Agreement are for
              --------
convenience of reference and do not constitute part of the agreement.

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

          (d) By-Laws and Certificate of Incorporation.  The By-Laws and
              ----------------------------------------
Certificate of Incorporation of the Corporation shall be, and shall be deemed to be, modified so as to conform to the provisions of this Agreement, and in the event of any conflict this Agreement shall control.

          (e) Validity.  If any provision of this Agreement is found to be
              --------
invalid or unenforceable, such provision shall be, and shall be deemed to be modified so as to cure the invalidity or unenforceability, and all other provisions of this Agreement shall be enforceable notwithstanding such invalidity or unenforceability.

          (f) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Connecticut.

          (g) Legally Available Funds.  The Corporation's repurchase of any
              -----------------------
Shares under this Agreement shall be subject to funds being legally available for such purpose. The parties hereto agree to cause the Corporation to take any legally permissible action necessary to effectuate any repurchase of Shares hereunder, including without limitation the reallocation of its stated capital and surplus accounts.

          (h) Enforcement.  In the event that any party hereto commits a breach
              -----------
of that party's obligations hereunder, any non-breaching party damaged thereby shall be entitled to recover from the party in breach the costs and expenses incurred, including reasonable attorneys' fees and disbursements, in connection with enforcing the provisions hereof. Each party acknowledges that irreparable injury would result to the other parties hereto if the Corporation or any Shareholder, or his or its transferees or legal representatives, fails to comply with any of the restrictions herein imposed upon the transfer or encumbrance of Shares, or with any other covenants, and obligations which are material; and that in the event of any failure to comply with the terms hereof, the parties hereto will not have an adequate remedy at law. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies at the instance of the Corporation or any Shareholder to compel performance of the restrictions, covenants, and obligations contained herein. The rights and remedies set forth in this subsection shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

          (i) Consistent Actions.  No Shareholder or other person elected as a
              ------------------
director of the Corporation pursuant to the provisions hereof, shall take or fail to take any action that would be inconsistent or in conflict with the stated rights and obligations contained in this Agreement.

          (j) Notices.  Any notice, request, instruction, or other
              -------
communication to be given hereunder by any party to another shall be in writing given by hand delivery, telecopier, certified or registered mail (return receipt requested) or by overnight express service, addressed to the respective party or parties at the addresses set forth on Exhibit A or to such other address or addresses as any party may designate to the others by like notice as set forth above. Any notice given hereunder shall be deemed given and received on the date of hand delivery or transmission by telecopier, or three (3) days after deposit with the United States Postal Service, or one (1) day after delivery to an overnight express service for next day delivery, as the case may be.

          (k) Successors and Assigns.  This Agreement is binding upon and shall
              ----------------------
inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns and shall also be binding on all persons who have or claim an interest in any Shares; provided, however, no party may Transfer this Agreement or any rights hereunder without the prior written consent of the other party or parties, or unless specifically permitted herein. No third party is intended to receive any benefit from this Agreement.

          (l) Waivers.  No waiver by a party, or by anyone claiming by, through
              -------
or under such party, of any right or of the breach of any representation, warranty, covenant, agreement, condition or duty, shall ever be held or construed as a waiver of the same or any other right or waiver of any other breach of the same or of any representation, warranty, covenant, agreement, condition, or duty. In the event of a breach by a party of any representation, warranty, covenant, agreement, condition or duty, the failure by any other party to take action on account of such breach or to enforce any rights resulting therefrom shall not be deemed a waiver, but such breach shall be a continuing breach until the same has been cured. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided therein.

          (m) Securities Law Compliance.  No sale or Transfer of Shares by any
              -------------------------
Shareholder shall be made except pursuant to effective registration under the 1933 Act and any applicable state securities laws, or an exemption from such registration, and prior to any such sale or Transfer the Shareholder proposing to Sell or Transfer Shares shall give the Corporation (A) notice describing the manner and circumstances of the proposed Transfer (copies of which the Corporation shall furnish to any Shareholder upon request) and (B) if reasonably requested by the Corporation, a written opinion of legal counsel, who shall be reasonably satisfactory to the Corporation and its counsel, such opinion to be in form and substance reasonably satisfactory to the Corporation and its counsel, to the effect that the proposed Transfer may be effected without registration under the 1933 Act and any applicable state securities law.

          (n) Pronouns.  Any masculine personal pronoun shall be considered to
              --------
mean the corresponding feminine or neuter personal pronoun, and vice versa, as
                                                                ---- -----
the context requires.

          (o) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective and binding upon each proposed party hereto upon the execution and delivery of a counterpart hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              CORPORATION

                              By: [illegible]
                                  -----------------------------------
                                 Name:
                                 Title:

                              /s/ Jay Walker
                              ---------------------------------------
                              Jay Walker

                              /s/ Michael Loeb
                              ---------------------------------------
                              Michael Loeb

                              /s/ Joseph Hanson
                              ---------------------------------------
                              Joseph Hanson

                              /s/ John Veronis
                              ---------------------------------------
                              John Veronis

                              /s/ John Suhler
                              ---------------------------------------
                              John Suhler

                              /s/ Lawrence Crutcher
                              ---------------------------------------
                              Lawrence Crutcher


                              /s/ Margaret Bates
                              ---------------------------------------
                              Margaret Bates